EXHIBIT 99.2
                                                                    ------------



                        EBEL BUSINESS
                        Combined financial statements
                        for the years ended December 31, 2003, 2002 and 2001







THESE COMBINED FINANCIAL STATEMENTS HAVE BEEN PREPARED WITHIN THE FRAME OF THE SHARE PURCHASE AND TRANSFER OF ASSETS AND LIABILITIES AGREEMENT, DATED DECEMBER 22, 2003, AS AMENDED BY THE AMENDMENT DATED MARCH 1, 2004 (HEREINAFTER THE AGREEMENT) BETWEEN SOFIDIV SAS (BOULOGNE-BILLANCOURT, FRANCE), A SUBSIDIARY OF LVMH MOET HENNESSY - LOUIS VUITTON (PARIS, FRANCE) AND CONCORD WATCH COMPANY SA (BIENNE, SWITZERLAND), A SUBSIDIARY OF MOVADO GROUP, INC. (NEW JERSEY, USA). THE AGREEMENT RELATES TO THE TRANSFER OF EBEL BUSINESS FROM LVMH TO MOVADO.

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TABLE OF CONTENTS



REPORT OF INDEPENDENT AUDITORS

COMBINED STATEMENTS OF OPERATIONS..............................................1

COMBINED BALANCE SHEETS - ASSETS...............................................2

COMBINED BALANCE SHEETS - LIABILITIES & COMBINED NET WORTH.....................3

CHANGES IN COMBINED NET WORTH..................................................4

COMBINED STATEMENTS OF CASH FLOWS..............................................5

NOTES TO THE COMBINED FINANCIAL STATEMENTS.....................................6

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REPORT OF INDEPENDENT AUDITORS


To the President
Sofidiv SAS

We have audited the accompanying combined balance sheets of the Ebel Business, as defined in Note 2. BASIS OF PRESENTATION, as of December 31, 2003, 2002 and 2001 and the related combined statements of operations, changes in combined net worth, and combined cash flows, for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the management of Sofidiv SAS, a subsidiary of LVMH Moet Hennessy Louis Vuitton. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Combined Financial Statements referred to above present fairly, in all material respects, the combined financial position of Ebel Business at December 31, 2003, 2002 and 2001 and the combined results of its operations and its combined cash flows for each of the three years in the period ended December 31, 2003, in conformity with generally accepted accounting principles in France.

Accounting practices generally accepted in France vary in certain respects with accounting principles generally accepted in the United States of America. Information related to the nature and effect of such differences is presented in
Note 26 to the combined financial statements.



Geneva, Switzerland, May 14, 2004


/s/ Ernst & Young Ltd




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
COMBINED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                        NOTES           2003            2002          2001
------------------------------------------------------------------------------------------------------------
NET SALES                                                16          55,906          83,818          99,520
Cost of sales                                                       (35,194)        (46,742)        (53,697)
                                                                  ------------------------------------------

GROSS MARGIN                                                         20,712          37,076          45,823

Marketing and selling expenses                                      (29,751)        (37,967)        (40,092)
General and administrative expenses                                  (6,950)        (12,254)        (10,488)
                                                                  ------------------------------------------

INCOME - (LOSS) FROM OPERATIONS                          16         (15,989)        (13,145)         (4,757)

Financial expense - net                                  17          (1,437)         (1,464)         (4,964)
Dividends from investments carried at cost                8               5              --              --
Other income or expenses - net                           18        (120,997)         (1,001)          1,267
                                                                  ------------------------------------------

INCOME - (LOSS) BEFORE INCOME TAXES                                (138,418)        (15,610)         (8,454)

Income taxes                                             19             163            (570)            475

                                                                  ------------------------------------------
NET INCOME - (LOSS)                                                (138,255)        (16,180)         (7,979)
------------------------------------------------------------------------------------------------------------

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
COMBINED BALANCE SHEETS - ASSETS
-------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                          NOTES          2003            2002            2001
-------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash equivalents                                  4           5,047           4,243          13,988
Trade accounts receivable                                  5          18,341          23,169          31,236
Deferred income taxes - net                                              238              13              15
Inventories and work-in-progress - net                     6          30,280          37,626          38,347
Prepaid expenses and other current assets                  7           4,697           4,578           5,877
                                                       -----------------------------------------------------
               CURRENT ASSETS                                         58,603          69,629          89,463

NON-CURRENT  ASSETS

Investments carried at cost                                8              78              83              81
Other non-current assets                                                  89               -               -
Brands and other intangible assets - net                   9             198         126,020         123,402
Property, plant and equipment - net                       10           9,124          11,023           9,881
                                                       -----------------------------------------------------

               NON-CURRENT ASSETS                                      9,489         137,126         133,364

-------------------------------------------------------------------------------------------------------------
               Assets                                                 68,092         206,755         222,827
-------------------------------------------------------------------------------------------------------------

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
COMBINED BALANCE SHEETS - LIABILITIES & COMBINED NET WORTH
---------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                 NOTES           2003            2002            2001
---------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES

Short-term borrowings                                             11          75,781          60,175          53,805
Accounts payable                                                               6,797          12,152          14,856
Accrued expenses and other current liabilities                    12           8,117          14,396          22,621
Income taxes                                                                     141              28             315
Current portion of long-term debt                                 13              45              48              47
                                                               -----------------------------------------------------
               CURRENT LIABILITIES                                            90,881          86,799          91,644

Non-current liabilities
Long-term debt, less current portion                              13           4,185          21,406          21,013
Other long-term liabilities                                       14           3,953           5,394           5,507
                                                               -----------------------------------------------------
               NON-CURRENT LIABILITIES                                         8,138          26,800          26,520

COMBINED NET WORTH

Funds allocated by the owner                                      15         131,055         112,290         111,332
Cumulative translation adjustment                                 15          (1,066)          3,527            (188)
Retained earnings                                                           (160,916)        (22,661)         (6,481)
                                                               -----------------------------------------------------
               COMBINED NET WORTH                                            (30,927)         93,156         104,663
---------------------------------------------------------------------------------------------------------------------
               Liabilities & combined net worth                               68,092         206,755         222,827
---------------------------------------------------------------------------------------------------------------------

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
CHANGES IN COMBINED NET WORTH
--------------------------------------------------------------------------------------------------------------------------------
                                                                      FUNDS                          CUMULATIVE
                                                                    ALLOCATED        RETAINED        TRANSLATION       COMBINED
(EUR thousands)                                                    BY THE OWNER      EARNINGS         ADJUSTMENT      NET WORTH
--------------------------------------------------------------------------------------------------------------------------------
AS OF JANUARY 1, 2001                                                  25,789           1,498             310          27,597
--------------------------------------------------------------------------------------------------------------------------------
Non-cash capital contribution to Ebel SA                               81,769                                          81,769
Capital contribution to Ebel SA                                         2,712                                           2,712
Capital contribution to LVMH Watch & Jewelry Germany                    2,025                                           2,025
Subsequent purchase price adjustments                                  (1,378)                                         (1,378)
Financing of Ebel activities (1)                                          415                                             415
Net income                                                                             (7,979)                         (7,979)
Foreign currency translation                                                                             (498)           (498)
--------------------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2001                                               111,332          (6,481)           (188)        104,663
--------------------------------------------------------------------------------------------------------------------------------
Financing of Ebel activities (1)                                          958                                             958
Net income                                                                            (16,180)                        (16,180)
Foreign currency translation                                                                            3,715           3,715
--------------------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2002                                               112,290         (22,661)          3,527          93,156
--------------------------------------------------------------------------------------------------------------------------------
Capital contribution to LVMH Watch & Jewelry Germany                    4,000                                           4,000
Financing of Ebel activities (1)                                       14,765                                          14,765
Net income                                                                           (138,255)                       (138,255)
Foreign currency translation                                                                           (4,593)         (4,593)
--------------------------------------------------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2003                                               131,055        (160,916)         (1,066)        (30,927)
--------------------------------------------------------------------------------------------------------------------------------

(1)  See Note 15. COMBINED NET WORTH

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
COMBINED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                                         2003            2002            2001
-----------------------------------------------------------------------------------------------------------------------------
 I  OPERATING ACTIVITIES

    Net income                                                                      (138,255)        (16,180)         (7,979)
    Depreciation and amortization                                                      1,707           1,996           1,699
    Brand exceptionnal depreciation                                                  120,078              --              --
    Change in provisions & allowances                                                   (842)        (13,128)         (7,102)
    Change in deferred taxes                                                            (307)              2             293
    Gains on disposals of fixed assets                                                   (13)           (440)         (1,337)
    Others                                                                               (17)              -           (12)
                                                                             ------------------------------------------------

    NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
    BEFORE CHANGES IN CURRENT ASSETS AND LIABILITIES                                 (17,649)        (27,750)        (14,438)

    Inventories and work-in-progress                                                  (1,091)          6,045         (13,784)
    Trade accounts receivable                                                          2,966           6,567          (3,123)
    Accounts payable                                                                  (4,563)         (2,302)         (1,025)
    Other current assets and liabilities                                                 212            (240)         (2,103)
                                                                             ------------------------------------------------

    NET CHANGE IN CURRENT ASSETS AND LIABILITIES                                      (2,476)         10,070         (20,035)

    NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES                            (20,125)        (17,680)        (34,473)

II  INVESTING ACTIVITIES

    Purchases of brands and other intangible assets                                      (85)           (168)           (122)
    Purchases of property, plant and equipment                                          (302)         (2,387)         (2,205)
    Proceeds from sales of intangible & tangible assets                                   30             595           2,120
    Net effect of acquisitions and disposals of consolidated companies                    --              --           1,310
                                                                             ------------------------------------------------

    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                 (357)         (1,960)          1,103

III FINANCING ACTIVITIES

    Changes in funds allocated by the owner                                           18,765             958           5,152
    Principal repayments on short-term borrowings and long-term debt                     (46)            (48)           (385)
    Changes in loans & borrowings to / from LVMH & its subsidiaries                          -       (18,673)         13,554
                                                                             ------------------------------------------------

    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                               18,719         (17,763)         18,321

IV  EFFECT OF EXCHANGE RATE FLUCTUATIONS                                               3,219             990             136
                                                                             ------------------------------------------------

    NET INCREASE/DECREASE IN CASH AND CASH EQUIVALENTS                                 1,456         (36,413)        (14,913)

-----------------------------------------------------------------------------------------------------------------------------

    CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR (1)                               (45,964)         (9,551)          5,362

    CASH AND CASH EQUIVALENTS AT YEAR-END (1)                                        (44,508)        (45,964)         (9,551)

-----------------------------------------------------------------------------------------------------------------------------

(1) The statement of cash flows shows the change in cash (net of bank overdrafts) and cash equivalents consisting of short-term investments that can be readily converted into cash. The reconciliation between cash and cash equivalents at year-end, as shown in the statement of cash flows, and the cash and cash equivalents account as shown in the balance sheet is shown in note 4.

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NOTES TO THE COMBINED FINANCIAL STATEMENTS


1.   NATURE OF OPERATIONS

Ebel, founded in 1911 in La Chaux-de-Fonds, Switzerland, is engaged in the development, production and sale of luxury watches. Its image is founded on the alliance of watch making expertise and elegant design found in the watches for men and women assembled in its shops.

Ebel was acquired in the last quarter of 1999 by Sofidiv SAS
(Boulogne-Billancourt, France), a wholly-owned subsidiary of LVMH Moet Hennessy-Louis Vuitton, (Paris, France).


2.   BASIS OF PRESENTATION

These combined financial statements have been prepared in the context of the share purchase and transfer of assets and liabilities agreement, dated December 22, 2003, as amended by the amendment dated March 1, 2004 (hereinafter the Agreement) between Sofidiv SAS and Concord Watch Company SA (Bienne, Switzerland), a wholly-owned subsidiary of Movado Group, Inc. (New Jersey, USA), which transferred Ebel to Movado.

These combined financial statements represent the combination of the following reporting entities included in the consolidated financial statements of LVMH:
Ebel SA, a Swiss incorporated company, and its subsidiaries as well as the Ebel distribution operated through other LVMH's subsidiaries in some countries (United States of America, United Kingdom, Spain, France, Germany, Japan, Hong-Kong, Malaysia, Singapore, Taiwan, and Australia), this being referred to in this combined financial statements as EBEL BUSINESS.

As an integrated business of LVMH, Ebel does not prepare separate combined financial statements. Those combined financial statements of EBEL BUSINESS represent the contribution of EBEL BUSINESS to the consolidated financial statements of LVMH and include the specific assets, liabilities, revenues, expenses and cash-flows directly attributable to EBEL Business, as well as allocations of indirect expenses of certain distribution subsidiaries, to present the financial position, results of operations and cash-flows of EBEL BUSINESS. Purchase accounting entries related to the acquisition of EBEL BUSINESS by LVMH were pushed down in the combined financial statements.

Allocations of indirect expenses, such as information technology, human resources, rentals, accounting and logistics, were made based on sales of each of the brands distributed by those distribution legal entities.

The consequences of events resulting directly and indirectly from the Agreement and that occurred after the year-end are not reflected in those combined financial statements.

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3.   ACCOUNTING PRINCIPLES

3.1  GENERAL

The combined financial statements of Ebel Business have been prepared in accordance with French accounting principles as defined by the French law of January 3, 1985 and CRC (COMITE DE REGLEMENTATION COMPTABLE - French Accounting Regulations Committee) regulation No. 99-02, published on June 22, 1999 and applied for the preparation of LVMH financial statements.

3.2 TRANSLATION OF FINANCIAL STATEMENTS EXPRESSED IN FOREIGN CURRENCY, FOREIGN CURRENCY TRANSACTIONS AND HEDGING OF FOREIGN EXCHANGE RISKS

a)   TRANSLATION OF FINANCIAL STATEMENTS EXPRESSED IN FOREIGN CURRENCY

The combined financial statements are reported in euros, the reporting currency of LVMH; the accounts of combined entities using a different functional currency are converted into euros:

-    at the exchange rate prevailing at year-end for balance sheet items; and,
-    at the average rates for the financial year for statement of income items.

Translation adjustments arising from the application of these rates are recorded in combined net worth under "Cumulative translation adjustment".

b)   TRANSACTIONS EXPRESSED IN FOREIGN CURRENCY

Foreign currency transactions carried out by combined entities are converted to their functional currency at the exchange rate prevailing at the transaction date.

Trade receivables and debts denominated in foreign currency are converted at the exchange rate prevailing on December 31. The unrealized losses and gains resulting from this translation are recorded in the statement of operations.

Foreign exchange gains and losses arising from the translation of transactions between combined entities, or receivables and debts with combined entities denominated in foreign currency are recorded in the statement of operations.

c)   HEDGING OF FOREIGN EXCHANGE RISKS


Foreign exchange futures and option contracts are revalued using the year-end exchange rates. Unrealized gains and losses resulting from such revaluations are:

- recorded in the statement of operations to offset the unrealized gains or losses on the assets or liabilities hedged by these instruments;
- deferred if the instruments have been designated as hedges of transactions for the following accounting period;
- recorded as income or losses for the period if they have not been designated as hedges.

Deferred unrealized gains and losses are included in "Other current assets" or "Other current liabilities".

Foreign exchange gains and losses arising from contracts hedging commercial risks are recorded as operating income or expenses to offset gains and losses recognized on such risks, except for premiums and discounts on forward contracts, which are recorded on a pro rata basis as financial income and expenses. Foreign exchange gains and losses arising from contracts hedging financial risks are recorded as financial income or expenses.

3.3  BRANDS AND OTHER INTANGIBLE ASSETS

Brands are recognized as assets at their value calculated on the date of their acquisition. They are not amortized, but impaired, if applicable, in accordance with the methods described in Note 9. Costs incurred in developing brands are expensed.

Other intangible assets are amortized over their probable useful lives, in particular, sofware is amortized over a three to five-year period.

3.4  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at historical cost, excluding subsequent revaluations, and includes, as the case may be, the interest expense capitalized during the period prior to the date when the asset is placed in service.

Depreciation is charged using the straight-line method over the estimated useful lives of the assets:

-    Buildings                          40 years
-    Machinery and equipment        3 to 5 years
-    Commercial corners                  3 years

3.5  INVENTORIES AND WORK-IN-PROGRESS

Inventories are recorded at the lower of cost, excluding financial expenses or net realizable value; cost of finished goods includes manufacturing costs (labor costs and direct or indirect manufacturing overheads production cost); the raw material and merchandise cost is composed of their purchase price from suppliers, plus incidental expenses.

Inventories (including diamonds and precious stones) are valued according to the average weighted cost method, whereas gold inventory is valued, using the first-in, first-out method (FIFO).

Inventories provisions are provided to cover risks arising from slow-moving items and discontinued products.

3.6  TRADE ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

Receivables are recorded at their face value. An allowance for doubtful accounts is recorded when it is probable that they will not be collected.

3.7  CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks and short-term deposits which are immediately available, as well as debit balances of cash-pooling with LVMH and its subsidiaries.

3.8  RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed in the year they are incurred.

3.9  INCOME TAXES AND DEFERRED TAXATION

Current income tax comprises income tax payable by legal entities included in the Ebel Business as well as allocation of tax expenses of the distribution entities.

Deferred taxes are recorded to reflect timing differences arising between the amount of assets and liabilities reported in the combined financial statements and the amount resulting from the application of tax regulations. These amounts are recorded on the basis of the enacted tax rates known at year-end.

Future tax savings from tax losses carried forward are only recorded as deferred tax assets when their recovery is deemed likely.

Taxes that would become payable in the event of distribution of the retained earnings of by Ebel and its subsidiaries are provided for if such a distribution is probable.

3.10 PROVISIONS AND CONTINGENT LIABILITIES

3.10.1 WARRANTY COSTS

Ebel offers, under certain conditions, a five-year warranty for its watches. Provisions for warranty are made at the time revenues are recognized.

3.10.2 RETURNS

In general, there is no open sale return policy from customers; however, a provision is recorded for estimated returns.

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3.10.3 EMPLOYEE BENEFITS

When payments are made by the Ebel Business in respect of employee benefits to third party organizations managing the payment of such benefits, such payments are expensed in the year in which they fall due, with no liability being recorded in this respect on the balance sheet.

When employee benefits are paid directly by the combined entities, a provision is recorded in the balance sheet for the amount of the corresponding actuarial liability, and any changes in this commitment are recorded in expenses for the period. When this commitment is either partially or wholly funded by payments made by combined entities to external fund managers, the amount of the corresponding plan assets is deducted from the actuarial liability booked on the balance sheet.

The actuarial liability is calculated on the basis of evaluations specific to each country and including, in particular, assumptions regarding the salary increase, inflation, life expectancy, staff turnover and the return on plan assets.

3.11 REVENUE RECOGNITION

3.11.1 NET SALES

Ebel revenue transactions include direct sales to independent retailers and distribution agents. Sales are recognized when title transfers, except for guaranteed sales and formal arrangements for rights of returns.

Guaranteed sales are recognized as revenues and margin is provided for. Sales with right of returns are not recognized until the title transfer to unaffiliated customers.

3.11.2 ACCOUNTING FOR SHIPPING & HANDLING COSTS

The Ebel Business classifies amounts reimbursed by customers for shipping and handling costs as revenues. The costs incurred by the Ebel Business for transportation and handling are included in selling expenses.

3.11.3 ACCOUNTING FOR ADVERTISING FEES & COOPERATIVE ADVERTISING

Communication & promotion expenses are recognized in the statement of income when the commercial event (such as exhibitions, advertising campaign) has taken place.

With the exception of discounts linked to specific promotional events, which are recorded as communication expenses, sales discounts resulting from contractual agreements with the trade are recognized as a deduction from net sales.

3.12 OTHER INCOME AND EXPENSES

Revenues and expenses not directly linked to ordinary operations are classified as other income or expenses.

3.13 USE OF ESTIMATES

The preparation of financial statement in conformity with generally accepted accounting principles requires Management to make estimates and assumptions based on available information at the date of preparation of the financial statements. Actual results might differ from these assumptions and estimates that affect the amounts reported in the financial statements and accompanying notes.

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4.   CASH & CASH EQUIVALENTS

----------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                                2003       2002       2001
----------------------------------------------------------------------------------------------------------
Cash-pooling (debit balances)                                                 3,063        783      6,654
Ordinary bank accounts                                                        1,984      3,460      7,334
                                                                          --------------------------------
CASH & CASH EQUIVALENTS                                                       5,047      4,243     13,988
----------------------------------------------------------------------------------------------------------
OF WHICH, CASH POOLING BALANCES WITH LVMH AND ITS SUBSIDIAIRIES               3,063        783      6,654
OF WHICH, RESTRICTED CASH                                                        --         --         --
----------------------------------------------------------------------------------------------------------

As of December 31, 2003, net cash and cash equivalents at year-end, as shown in the statement of cash-flows, amount to EUR (44,508) thousand. The reconciliation of this amount with the data set out above is as follows:

--------------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                                  2003              2002              2001
--------------------------------------------------------------------------------------------------------------------------
Ordinary bank accounts                                                          1,984             3,460             7,334
Bank overdrafts                                                                    (4)              (11)             (278)
Cash pooling, debit & credit balances, net                                    (46,488)          (49,413)          (16,607)
                                                                           -----------------------------------------------
NET CASH & CASH EQUIVALENTS                                                   (44,508)          (45,964)           (9,551)
--------------------------------------------------------------------------------------------------------------------------


5.   TRADE ACCOUNTS RECEIVABLE - NET

--------------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                                        2003           2002           2001
--------------------------------------------------------------------------------------------------------------------------
Gross value                                                                          21,781         26,773         34,559
Allowance for doubtful accounts                                                      (3,440)        (3,604)        (3,323)
                                                                                ------------------------------------------
TRADE ACCOUNTS RECEIVABLE - NET                                                      18,341         23,169         31,236
--------------------------------------------------------------------------------------------------------------------------
OF WHICH, ACCOUNTS  RECEIVABLE / (PAYABLE) FROM LVMH AND ITS SUBSIDIAIRIES             (187)           196             44
--------------------------------------------------------------------------------------------------------------------------

Accounts receivable for a total amount of CHF 2,123 thousand (EUR 1,363 thousand, EUR 1,462 thousand and EUR 1,432 thousand at December 31, 2003, 2002 and 2001 respectively) were fully provided for prior to the acquisition by LVMH and its subsidiaries.

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6.   INVENTORIES & WORK-IN-PROGRESS - NET

--------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                            2003              2002              2001
--------------------------------------------------------------------------------------------------------------------
Finished goods                                                           22,739            20,184            26,415
Raw material and work-in-progress                                        50,257            57,572            57,946

GROSS VALUE                                                              72,996            77,756            84,361

Provision                                                               (42,716)          (40,130)          (46,014)
                                                                ----------------------------------------------------
INVENTORIES & WORK-IN PROGRESS - NET                                     30,280            37,626            38,347
--------------------------------------------------------------------------------------------------------------------


7.   PREPAID EXPENSES AND OTHER CURRENT ASSETS

---------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                             2003              2002              2001
---------------------------------------------------------------------------------------------------------------------
Foreign currency hedging operations                                        1,498               638             1,027
Tax: income tax                                                              244               507               110
       other taxes                                                           777               841             1,374
Advances and downpayments                                                     --                31                38
Advertising & Promotion prepaid expenses                                     535             1,167             1,194
Other prepaid expenses                                                     1,065             1,011               787
Receivables from sales of fixed assets                                        --               114               433
Other receivables, net                                                       578               269               914
                                                                -----------------------------------------------------
PREPAID EXPENSES & OTHER CURRENT ASSETS                                    4,697             4,578             5,877
---------------------------------------------------------------------------------------------------------------------
OF WHICH, PREPAID EXPENSES AND OTHER CURRENT ASSETS
FROM LVMH AND ITS SUBSIDIARIES                                               384               401               206
---------------------------------------------------------------------------------------------------------------------


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8.   INVESTMENTS CARRIED AT COST

-------------------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                    2003                                     2002         2001

                                                  Group         Gross       Depreciation    Net book      Net book     Net book
                                                 interest       value                         value        value         value
-------------------------------------------------------------------------------------------------------------------------------
Ebel Italia, SRL Milano (1)                        100%           145           (145)           --           --            --
Societe immobiliere du Parc 153-155 SA (2)          42%            76             --            76           81            79
Ebel The Architects of Time  (1)                   100%            52            (52)           --           --            --
Messe Schweiz AG Basel                              <1%             2             --             2            2             2
Infosuisse                                          <1%             1             (1)           --           --            --

INVESTMENTS CARRIED AT COST                                       276           (198)           78           83            81
-------------------------------------------------------------------------------------------------------------------------------

(1)   Company in liquidation

(2) Ebel has no significant influence on this company. In 2003, this company paid dividends for a total amount of CHF 7 thousand (EUR 5 thousand). Its net equity at december 31, 2002 was CHF 519 thousand and its profit for the 2002 year amounted to CHF 3 thousand.



9.    BRANDS AND OTHER INTANGIBLE ASSETS - NET

-----------------------------------------------------------------------------------------------------------------------------------
                                                          2003                                           2002            2001
(EUR thousands)                                          Gross       Depreciation      Net book        Net book        Net book
                                                         value       Amortization        value           value          value
-----------------------------------------------------------------------------------------------------------------------------------
Ebel brand (1)                                          117,211        (117,211)             --         125,758        123,161
Software                                                    505            (364)            141             262            214
Other intangible assets                                     110             (53)             57              --             27
-------------------------------------------------------------------------------------------------------------------------------
BRANDS & OTHER INTANGIBLE ASSETS - NET                  117,826        (117,628)            198         126,020        123,402
-------------------------------------------------------------------------------------------------------------------------------

(1)  DENOMINATED IN CHF (CHF 182,605 THOUSAND)

==================================                           [EBEL LOGO OMITTED]


Changes over the financial year 2003 are analyzed as follows:

-------------------------------------------------------------------------------
(EUR THOUSANDS)                              Gross     Depreciation   Net Book
                                             Value     Amortization     Value
-------------------------------------------------------------------------------

AS OF JANUARY 1, 2003                       126,331         (311)      126,020

Acquisitions                                     85           --            85
Brand depreciation expense (1)                   --     (120,078)     (120,078)
Other depreciation expense                       --         (134)         (134)
Effect of exchange rate fluctuations         (8,590)       2,895        (5,695)

                                          -------------------------------------
AS OF DECEMBER 31,  2003                    117,826     (117,628)          198
-------------------------------------------------------------------------------

(1)  REFER TO NOTE 18 - OTHER INCOME & EXPENSES AND NOTE 24 - SUBSEQUENT EVENTS


Brands values are estimated and tested at year-end mainly by the CASH-FLOW METHOD, i.e. on the basis of the future cash flows expected to be generated by the brand. However, other methods are used which may lead to an adjustment of the results obtained by using the cash flow method: the ROYALTY METHOD, which gives the brand a value equivalent to the royalties that must be paid for the right to use such a brand; and finally the MARKET COMPARABLES METHOD, using revenue and earnings multiples used in transactions with similar brands, or stock market multiples applicable to the watch & jewelry business.

In the cash-flow method, the pro forma data is based on budgets and plans drawn up by the management of the companies exploiting these brands; the expected future cash-flows based on these documents are discounted to present value, and, where necessary, weighted according to the probability that each of the scenarios applied will occur. The discount rate used includes the rate of return expected by an investor in the watch & jewelry sector and the risk premium inherent to this business.

==================================                           [EBEL LOGO OMITTED]


10.  PROPERTY, PLANT & EQUIPMENT - NET

----------------------------------------------------------------------------------------------------------------------
                                                                  2003                          2002            2001

(EUR thousands)                                    Gross     Depreciation     Net book        Net book        Net book
                                                   value                        value           value           value
----------------------------------------------------------------------------------------------------------------------
Office buildings                                  10,264         (5,369)        4,895           5,337           5,457
Industrial buildings                               4,103         (2,284)        1,819           2,066           2,138
Machinery & equipment                              3,455         (2,611)          844           1,012             956
Other tangible assets                              8,534         (6,968)        1,566           2,608           1,330

----------------------------------------------------------------------------------------------------------------------
PROPERTY, PLANT &  EQUIPMENT - NET                26,356        (17,232)        9,124          11,023           9,881
----------------------------------------------------------------------------------------------------------------------


Changes over the financial year 2003 are analyzed as follows:

-----------------------------------------------------------------------------------------------
(EUR thousands)                                          Gross      Depreciation      Net Book
                                                         value                          value
-----------------------------------------------------------------------------------------------
AS OF JANUARY 1, 2003                                    28,043        (17,020)         11,023

Acquisitions                                                411             --             411
Disposals                                                   (87)            70             (17)
Depreciation expense                                         --         (1,573)         (1,573)
Effect of exchange rate fluctuations                     (2,011)         1,291            (720)

                                                -----------------------------------------------
AS OF DECEMBER 31, 2003                                  26,356        (17,232)          9,124
-----------------------------------------------------------------------------------------------

==================================                           [EBEL LOGO OMITTED]


11.  SHORT-TERM BORROWINGS

The breakdown of other short-term borrowings by nature and currency (expressed as a percentage) is as follows:

-----------------------------------------------------------------------------------------------------  -------------------------
(EUR THOUSANDS)                                                           2003       2002        2001  (AS A %)            2003
-----------------------------------------------------------------------------------------------------  -------------------------
Cash pooling credit balances                                            49,551     50,196      23,261  Swiss Franc         85.7
Borrowings from LVMH and its subsidiaries                               26,226      9,968      30,266  Euro                13.9
Bank overdrafts                                                              4         11         278  Others               0.4
                                                                    ---------------------------------                 ----------
SHORT-TERM BORROWINGS                                                   75,781     60,175      53,805                     100.0
-----------------------------------------------------------------------------------------------------  -------------------------
OF WHICH, SHORT-TERM BORROWINGS FROM LVMH AND ITS SUBSIDIAIRIES         75,777     60,164      53,527
-----------------------------------------------------------------------------------------------------

The weighted average interest rate of the cash pooling accounts is estimated approximately at 0.6% for the year ended December 31, 2003 (1.6% and 3.3% for the years ended December 31, 2002 and 2001 respectively). For the borrowings from LVMH and its subsidiaries, it is estimated approximately at 0.7% for the year ended December 31, 2003 (1.6% and 2.9% for the years ended December 31, 2002 and 2001 respectively).


12.  ACCRUED EXPENSES & OTHER CURRENT LIABILITIES

----------------------------------------------------------------------------------------------------------------------------
(EUR THOUSANDS)                                                                    2003              2002              2001
----------------------------------------------------------------------------------------------------------------------------
Foreign currency hedging operations                                               1,334               734             1,006
Personnel and payroll expenses                                                    3,424             3,271             4,867
Taxes other than income tax                                                          10               958                24
Accrued management fees                                                             368                --               579
Provisions for reorganization                                                        --             4,384            14,230
Other loss and contingency provisions                                               799               656               650
Provisions for returns                                                            1,214             2,998               134
Other                                                                               968             1,395             1,131
                                                                             -----------------------------------------------
ACCRUED EXPENSES & OTHER CURRENT LIABILITIES                                      8,117            14,396            22,621
----------------------------------------------------------------------------------------------------------------------------
OF WHICH, OTHER CURRENT LIABILITIES DUE TO LVMH AND ITS SUBSIDIARIES                159               261             1,313
----------------------------------------------------------------------------------------------------------------------------

==================================                           [EBEL LOGO OMITTED]


During the 2003 fiscal period, the changes in the balances of the provision for reorganization and the loss and contingency provisions and for returned goods are as follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                                      Transfers      Effect of
                                             At                                          From         Foreign          At
                                           December                      Amounts      Long-term       Currency      December
(EUR thousands)                            31, 2002      Increases        Used        Provisions    Fluctuations    31, 2003
----------------------------------------------------------------------------------------------------------------------------
Provisions for reorganization                4,384             --         (4,132)          --           (252)            --
Provisions for returns                       2,998          1,491         (3,075)          --           (200)         1,214
Provisions for warranties                      346              5            (44)         298            (71)           534
Other provisions                               310            189           (205)          --            (29)           265
                                         -----------------------------------------------------------------------------------
Current provisions                           8,038          1,685         (7,456)         298           (552)         2,013
----------------------------------------------------------------------------------------------------------------------------
of which : income from operations                              75         (5,300)
           financial expense (income) - net                    --             (3)
           other income and expenses                        1,610         (2,153)
----------------------------------------------------------------------------------------------------------------------------


13.  LONG-TERM DEBT

---------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                                   2003           2002          2001
---------------------------------------------------------------------------------------------------------------------
Bank loans                                                                        4,185          4,537         4,491
Borrowings from LVMH and its subsidiaries (1)                                        --         16,869        16,522

Long-term debt                                                                    4,185         21,406        21,013
---------------------------------------------------------------------------------------------------------------------
Of which, long-term financial debt due to LVMH and its subsidiaries                  --         16,869        16,522
---------------------------------------------------------------------------------------------------------------------

Bank loans                                                                           45             48            47
---------------------------------------------------------------------------------------------------------------------
Current portion of long-term debt                                                    45             48            47
---------------------------------------------------------------------------------------------------------------------

(1) The borrowings from LVMH and its subsidiaries were reclassified in 2003 as a short-term borrowing for a total amount of CHF 24,500 thousand (refer to Note 11).

The bank loans are secured by two mortages (first and second tiers) on a building owned by the Company.

==================================                           [EBEL LOGO OMITTED]


14.  OTHER LONG-TERM LIABILITIES

----------------------------------------------------------------------------------------------------
(EUR thousands)                                            2003              2002              2001
----------------------------------------------------------------------------------------------------
Employee benefits                                         2,165             2,704             2,781
Provisions for warranties                                 1,788             2,432             2,726
Other provisions                                             --               258                --
                                                    ------------------------------------------------
Other long-term liabilities                               3,953             5,394             5,507
----------------------------------------------------------------------------------------------------


During the 2003 fiscal period, the changes in loss and contingency provisions are as follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                                      Transfers      Effect of
                                             At                                           to          Foreign          At
                                           December                      Amounts      Short-term      Currency      December
(EUR thousands)                            31, 2002      Increases        Used        Provisions    Fluctuations    31, 2003
----------------------------------------------------------------------------------------------------------------------------
Provisions for warranties                   2,432             50           (235)           (298)          (161)         1,788
Other provisions                              258             --           (258)             --             --             --
                                         -------------------------------------------------------------------------------------
Non-current provisions                      2,690             50           (493)           (298)          (161)         1,788
----------------------------------------------------------------------------------------------------------------------------
of which : income from operations                             50           (235)
           others                                             --           (258)
----------------------------------------------------------------------------------------------------------------------------

Employee benefits are discussed in Note 23.

==================================                           [EBEL LOGO OMITTED]


15.  COMBINED NET WORTH

15.1 Funds allocated by the owner

Funds allocated by LVMH represent the investment of the owner in Ebel SA and Business and were as follows:

---------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                      2003               2002              2001
---------------------------------------------------------------------------------------------------------------
Investments in Ebel SA                                            103,180            103,180           103,180
Investment in LVMH Watch & Jewelry Germany GmbH                     6,027              2,027             2,027
Financing of Ebel activities (1)                                   21,848              7,083             6,125
                                                              -------------------------------------------------
Funds allocated by the owner                                      131,055            112,290           111,332
---------------------------------------------------------------------------------------------------------------

(1) This amount reflects all specific assets, liabilities, revenues and expenses attributable to Ebel Business, as well as allocation of indirect expenses of certain distribution subsidiaries of LVMH.



15.2 Cumulative translation adjustment

The breakdown by currency of the cumulative translation adjustments recorded in stockholders' equity is as follows:

----------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                       2003               2002              2001
----------------------------------------------------------------------------------------------------------------
Swiss Franc                                                          3,103              6,570             3,300
US Dollar                                                           (3,270)            (2,291)           (3,316)
Japanese Yen                                                          (393)              (235)             (100)
Sterling Pound                                                        (135)               (21)               42
Singapore Dollar                                                      (146)               (74)               (6)
Hong-Kong Dollar                                                      (103)              (107)               (6)
Other                                                                 (122)              (315)             (102)
                                                             ---------------------------------------------------
Cumulative translation adjustment                                   (1,066)             3,527              (188)
----------------------------------------------------------------------------------------------------------------

==================================                           [EBEL LOGO OMITTED]


16.  INFORMATION BY GEOGRAPHICAL AREAS

The information below is presented on the basis of the location of Ebel invoicing entities:

--------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                     2003               2002              2001
--------------------------------------------------------------------------------------------------------------
Net sales
     Switzerland                                                  18,629             31,284            42,076
     U.S.A.                                                       16,493             24,034            29,555
     Europe (excluding Switzerland)                               14,998             20,362            23,501
     Asia & Oceania                                                5,786              8,138             4,388
                                                            --------------------------------------------------
     Net sales                                                    55,906             83,818            99,520
--------------------------------------------------------------------------------------------------------------

Income - (loss) from operations
     Switzerland                                                  (9,296)            (7,806)           (5,066)
     U.S.A.                                                       (3,207)            (3,430)              587
     Europe (excluding Switzerland)                               (2,228)              (912)              (55)
     Asia & Oceania                                               (1,258)              (997)             (223)
                                                            --------------------------------------------------
     Income - (loss) from operations                             (15,989)           (13,145)           (4,757)
--------------------------------------------------------------------------------------------------------------

Total assets
     Switzerland                                                  48,156            183,280           188,456
     U.S.A.                                                        7,543              9,304            17,262
     Europe (excluding Switzerland)                                9,590             11,717            13,883
     Asia & Oceania                                                2,803              2,454             3,226
                                                            --------------------------------------------------
     Assets                                                       68,092            206,755           222,827
--------------------------------------------------------------------------------------------------------------

Total liabilities
     Switzerland                                                  83,723             88,572            76,510
     U.S.A.                                                        2,354             10,135            29,800
     Europe (excluding Switzerland)                               12,238             14,167            10,663
     Asia & Oceania                                                  704                725             1,191
                                                            --------------------------------------------------
     Liabilities                                                  99,019            113,599           118,164
--------------------------------------------------------------------------------------------------------------

==================================                           [EBEL LOGO OMITTED]


The table set forth below presents, for the periods indicated, the percentage of net sales by invoicing currencies:

-------------------------------------------------------------------------------------------------------------------
(Expressed as a percentage)                                              2003               2002              2001
-------------------------------------------------------------------------------------------------------------------
     CHF                                                                   34                 37                42
     EUR                                                                   19                 18                19
     GBP                                                                    7                  6                 4
     USD                                                                   30                 29                30
     JPY                                                                    4                  4                 1
     Other currencies                                                       6                  6                 4
                                                                  -------------------------------------------------
     Net sales                                                            100                100               100
-------------------------------------------------------------------------------------------------------------------


17.  FINANCIAL EXPENSE - NET

---------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                            2003               2002               2001
---------------------------------------------------------------------------------------------------------------------
Interest expense                                                         (1,300)            (1,419)           (5,094)
Interest income                                                             168                134               384
Other financial expense, net                                               (321)              (177)             (254)
Foreign currency exchange gains (losses)                                     16                 (2)               --
                                                                   --------------------------------------------------
Financial expense, net                                                   (1,437)            (1,464)           (4,964)
---------------------------------------------------------------------------------------------------------------------
of which, interest paid during the period                                (1,300)            (1,419)           (5,094)
of which, net interest income - (expense) charged to (by)
LVMH and its subsidiaries                                                  (841)            (1,025)           (4,404)
---------------------------------------------------------------------------------------------------------------------

==================================                           [EBEL LOGO OMITTED]


18.  OTHER INCOME AND EXPENSES - NET

-------------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                                2003               2002               2001
-------------------------------------------------------------------------------------------------------------------------
Brand depreciation expense                                                 (120,078)                --                --
Gains - (losses) on disposals of fixed assets                                    13                440             1,337
Distribution channel closures                                                  (664)                --                --
Restructuring costs, net of release of provisions                              (265)            (1,389)               --
Other                                                                            (3)               (52)              (70)
                                                                  -------------------------------------------------------
Other income & expenses, net                                               (120,997)            (1,001)            1,267
-------------------------------------------------------------------------------------------------------------------------
of which, net other income - (expense) charged to (by)
LVMH and its subsidiaries                                                       (84)                88              (149)
-------------------------------------------------------------------------------------------------------------------------

An exceptional depreciation of the Ebel brand was recorded at December 31, 2003 to reflect the provisions of the Agreement.


19.  INCOME TAXES

19.1 Analysis of the income tax expense

-------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                          2003               2002              2001
-------------------------------------------------------------------------------------------------------------------
Current income tax                                                       (143)              (355)              768
Deferred income tax                                                       306               (215)             (293)
                                                                 --------------------------------------------------
Income tax                                                                163               (570)              475
-------------------------------------------------------------------------------------------------------------------


19.2 Tax losses carried forward

As of December 31, 2003, the unused tax losses carried forward of Ebel and its subsidiaries amounted to CHF 186,682 thousand.

==================================                           [EBEL LOGO OMITTED]


20.  EXPOSURE TO FOREIGN EXCHANGE RISKS

20.1 Financial instruments

Ebel Business carries out a significant portion of their sales and occasionally their purchases in foreign currencies. Hedging instruments are used to reduce the risks arising from foreign currency fluctuations against the companies' functional currencies. They are allocated to either accounts receivable or payable for the period or, within certain limits to anticipated future transactions. The budget process includes the estimation of the future flows of currencies, which are progressively hedged by forward exchange or option contracts.

Financial instruments are used to hedge risks in connection with Ebel activity. The counterpart of the hedge contracts is the parent company, LVMH.

Based on the exchange rate as of December 31, 2003, the nominal amounts and fair value of the outstanding hedging derivatives are as follows:

------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                       Nominal amounts of hedge contracts allocated to
                                                                                                           Market
                                               2003           2004        2005 & 2006        TOTAL         value
------------------------------------------------------------------------------------------------------------------
Forward exchange contracts
     USD                                         --           2,613                --        2,613            333
     JPY                                         --             415                --          415             12
     GBP                                      1,272             674                --        1,946             14
     EUR                                        300                                --          300             --
     Others                                      92              95                --          187             (1)

                                              1,664           3,797                --        5,461            358

Options
     USD                                         --           1,584                --        1,584            139
     JPY                                         --             296                --          296             19

                                                 --           1,880                --        1,880            158

Ranges
     USD                                         --           2,423               435        2,858            271
     JPY                                         --             296                --          296             20

                                                 --           2,719               435        3,154            291
------------------------------------------------------------------------------------------------------------------

==================================                           [EBEL LOGO OMITTED]


20.2 Translation of the accounts of foreign subsidiaries

The portion of the consolidated net loss for 2003 deriving from subsidiaries or businesses which prepare their financial statement in Pounds Sterling, Japanese yens, US dollars or currencies linked to the US dollar amounts to EUR (5,126) thousand. A 10% change in exchange rates for these currencies would have an impact of EUR 466 thousand on net income.


21. OFF-BALANCE SHEET ITEMS

-------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                           2003              2002              2001
-------------------------------------------------------------------------------------------------------------------
Guarantees:
   Swiss custom administration (CHF 170 thousand)                          109               117               115
   Others (CHF 28 thousand)                                                 18                19                19
-------------------------------------------------------------------------------------------------------------------

At year-end 2003, as part of the ordinary course of its business, Ebel Business had entered the following non-cancelable commitments:

-    purchases of components & raw materials (EUR 3,631 thousand);
-    brand ambassadors' contracts (EUR 1,123 thousand);
-    retailers space rental and promotional arrangements (EUR 678 thousand);
-    office and factory building leases (EUR 140 thousand);
-    information technology hardware rental agreements (EUR 687 thousand);
-    other operating leases (EUR 153 thousand).

The bank loans (refer to note 13.) are secured by two mortages (first and second tiers) on a building owned by the Company.

Ebel may be a party from time to time to legal proceedings involving trademarks and intellectual property, selective distribution agreements, license agreements, employee relations, tax audits and other matter incidental to business. Ebel considers that the provisions included in the balance sheet, related to litigation and contingent liabilities known or in-process at December 31, 2003, are sufficient to cover any unfavourable outcome, so that Ebel's financial position would not be materially adversely affected.


22.  RESEARCH AND DEVELOPMENT COSTS

Research and development costs amounted to EUR 1,117 thousand in 2003 (EUR 1,440 in 2002, EUR 801 in 2001) and were fully expensed.

==================================                           [EBEL LOGO OMITTED]


23.  EMPLOYEE INFORMATION

23.1 Headcount

As of December 31, the headcount of Ebel was as follows:

------------------------------------------------------------------------------------------------------------
                                                                   2003              2002              2001
------------------------------------------------------------------------------------------------------------
By geographical area

Switzerland                                                         195               244               251
Europe (excluding Switzerland)                                       50                60                66
U.S.A.                                                               37                55                62
Japan                                                                 8                10                10
Asia (excluding Japan)                                               11                 6                --
                                                         ---------------------------------------------------
Total                                                               301               375               389
------------------------------------------------------------------------------------------------------------

By category

Labors and production                                               110               143               161
Offices and clerical                                                 84               105               109
Technicians and supervisory staff                                    27                38                41
Executives and management                                            80                89                78
                                                         ---------------------------------------------------
Total                                                               301               375               389
------------------------------------------------------------------------------------------------------------


23.2 Payroll costs

Payroll costs totaled EUR 21,294 thousand (EUR 22,768 thousand in 2002; EUR 22,000 thousand in 2001).


23.3 Compensation of directors and officers

In 2003, compensation paid to members of the Board of Directors and to members of the Executive Committee, representing a total of nine individuals, amounted to EUR 7 thousand and EUR 1,184 thousand respectively.

23.4 Expenses and provisions regarding pensions, medical costs and similar commitments

(i)  Description

Ebel granted to Swiss employees length-of-service awards and retirement indemnities; additionally, Ebel is marginally engaged in defined benefit plans in countries such as Japan and Germany, and mandatory schemes such as end-of-career indemnities in France and in Taiwan. All other plans (granted in the United States of America, Switzerland) are defined contribution plans.

The tables set forth below summarize information related to those employee benefits.

(ii) Net expense for the year

-----------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                               2003              2002              2001
-----------------------------------------------------------------------------------------------------------------------
Service cost                                                                   279               357                33
Interest cost                                                                   84                92                42
Expected return on plan assets                                                 (33)              (48)             (170)
Amortization of actuarial gains & losses                                      (478)             (218)               --
                                                                     --------------------------------------------------
Net periodic pension cost                                                     (148)              183               (95)
-----------------------------------------------------------------------------------------------------------------------


(iii) Breakdown of the provision recorded in the balance sheet

-----------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                               2003              2002              2001
-----------------------------------------------------------------------------------------------------------------------
Projected benefit obligation                                                 2,904             3,410             3,439
Fair value of plan assets                                                     (739)             (706)             (658)
Unrecognized actuarial gains & losses                                           --                --                --
                                                                     --------------------------------------------------
Provision recorded in the balance sheet                                      2,165             2,704             2,781
-----------------------------------------------------------------------------------------------------------------------

Refer to Note 14: Other long-term liabilities

==================================                           [EBEL LOGO OMITTED]


(iv) Analysis of changes in commitments

------------------------------------------------------------------------------------------------------------------------------
                                                        Projected           Fair value                            Provision
                                                         benefit                of              Actuarial           in the
(EUR thousands)                                        obligation           plan assets       gains & losses    balance sheet
------------------------------------------------------------------------------------------------------------------------------
Balance as of January 1, 2003                               3,410              (706)                --             2,704

Net periodic pension cost                                     363               (33)              (478)             (148)
Payments made to beneficiaries                               (222)               --                 --             (222)
Contribution to plan assets                                    --                --                 --                0
Foreign currency translation effect                          (169)               --                 --             (169)
Others (of which, actuarial gains & losses)                  (478)               --                478                 0
                                                    --------------------------------------------------------------------------
Balance as of December 31, 2003                             2,904              (739)                 0             2,165
------------------------------------------------------------------------------------------------------------------------------


The actuarial assumptions used to estimate the commitments in the main countries where such commitments have been undertaken, are as follows:

-----------------------------------------------------------
                                              Switzerland
-----------------------------------------------------------
Discount rate                                    3.50%
Expected return on plan assets                    N/A
Rate of compensation increase                     N/A
-----------------------------------------------------------


24.  SUBSEQUENT EVENTS

The transfer of Ebel Business to Movado became effective on March 1, 2004. The exceptional depreciation of the Ebel brand recorded at December 31, 2003 reflects the provisions of the Agreement.

==================================                           [EBEL LOGO OMITTED]


25. RELATED PARTIES

Exclusive agreements have been entered into by Ebel SA with LVMH subsidiaries in the United States of America, United Kingdom, Spain, France, Germany, Japan, Hong-Kong, Malaysia, Singapore, Taiwan and Australia for the distribution of the Ebel products in those territories. A representation agreement is also in place between Ebel SA and LVMH to represent the Ebel Brand in the Caribbean and South American countries.

Ebel SA coordinated the after-sales service technical support for Dior watches. Ebel SA and its French subsidiary, Swisswave Europe, also provided after-sales repair services for Dior & Zenith watches in France. Warranty repairs were recharged to Dior & Zenith.

Ebel SA provided Private Label Development, a Swiss based LVMH subsidiary with accounting, payroll, information technology and general services. In the course of 2003, the central resources providing such services were transferred to Private Label Development which extended such technical support to Ebel SA.

As a parent company, LVMH manages and coordinates the operational activities of Ebel Business, and provides this business with assistance in regard to various management services, particularly in the legal, financial, tax or insurance areas. LVMH also organizes a cash-pooling arrangement and centralizes the financing requirements of the Ebel Business. It also centralizes the foreign currency hedges entered into by the Ebel Business.

The amounts charged to/by the Ebel business were as follows:

------------------------------------------------------------------------------
(EUR thousands)                                2003          2002        2001
------------------------------------------------------------------------------
Net sales                                       500         1,411         196
Cost of sales                                   (90)          (61)        408
Marketing and selling expenses                 (421)         (152)        (58)
General and administrative expenses          (1,285)       (2,066)     (1,542)
Financial expense - net                        (841)       (1,025)     (4,404)
Other income or expenses - net                  (84)           88        (149)
------------------------------------------------------------------------------

==================================                           [EBEL LOGO OMITTED]


As of December 31, the outstanding balances owed to/from the related parties were as follows:

---------------------------------------------------------------------------------------------------------
(EUR thousands)                                                     2003            2002            2001
---------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                          3,063             783           6,654
Trade accounts receivable                                           (187)            196              44
Prepaid expenses and other current assets                            384             401             206

Liabilities
Short-term borrowings                                             75,777          60,164          53,527
Accounts payable                                                     323             228             115
Accrued expenses and other current liabilities                       165             261           1,313
Long-term debt, less current portion                                  --          16,869          16,522

Funds allocated by the owner

Funds allocated by the owner                                     131,055         112,290         111,332
Related cumulative translation adjustment                         (2,326)           (531)            (47)
---------------------------------------------------------------------------------------------------------

LVMH provided to Credit Suisse a comfort letter covering the overdraft lines contracted by Ebel for a maximum potential amount of CHF 10 million. The letter has no expiration date. In case of payment default, LVMH would have to perform under the guarantee given up to the amount due by its subsidiary Ebel.

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26.  SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY EBEL AND
     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

26.1 Differences between French GAAP and US GAAP

The accompanying combined financial statements for 2003, 2002 and 2001 are prepared in accordance with accounting principles, which differ in certain respects from those generally accepted in the United States (US GAAP). The differences are described below:

a)   Brands

Under French GAAP, the Ebel brand is not amortized but is subject to impairment tests, on an annual basis at least or whenever indicators defined by Ebel would show that the recoverable value may not exceed the carrying value of the brand (refer to note 9 - Brand & intangible assets).

Under US GAAP, on January 1, 2002, Ebel adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, the Ebel brand was classified as an indefinite-lived intangible asset and would no longer be amortized; rather, it would be reviewed for impairment on an annual basis and whenever events indicate that their carrying value may not be recoverable. Should the fair value of the indefinite-lived intangible assets be less than its carrying value, an impairment loss would be recognized in an amount equal to the difference.

Intangible assets that are not deemed to have an indefinite life would be amortized over their estimated useful lives.

Under US GAAP, the Ebel brand value was adjusted to reflect the differences between French and US GAAP in the purchase price allocation at the date of acquisition (refer to note 26.1.b and 26.1.c). Reallocation of negative goodwill to long-lived assets resulted in a reduction of EUR 8,931 thousand in the brand value under US GAAP and had no significant effect on other long-lived assets. Subsequent amortization expense and write-down were adjusted accordingly.

b)   Deferred taxes on brands

Under French GAAP, deferred tax liabilities on acquired brands are not recognized.

Under US GAAP, in conformity with SFAS No. 109, deferred tax liabilities on acquired brands would be recorded; however, at the date of acquisition, such liabilities would have been recorded against additional goodwill or brand. Prior to the application of SFAS No. 142, the amortization of such additional goodwill or brand and the reversal of the deferred tax liability would have offset each other.


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==================================                           [EBEL LOGO OMITTED]


c)   Reorganizing costs

Under French GAAP, Ebel recorded liabilities for the estimated cost of reorganization of distribution channels & product lines as part of the purchase accounting.

Under US GAAP, such reorganization costs were not eligible to purchase accounting and were recorded as incurred.

d)   Hedging of foreign exchange risks

Under French GAAP, the Group revalues its foreign exchange derivative contracts using the year-end exchange rates. Unrealized gains and losses may be deferred if the instruments have been designated as hedge instruments by Management.

Under US GAAP, and following the adoption of SFAS 133, all derivatives whether designated as a hedging relationship or not, are required to be recorded in the balance sheet at fair value. Under SFAS 133, changes in the fair value of derivatives are recognized in earnings except for the effective portion of the change in fair value of derivatives that are designated and documented as cash-flow hedges at inception.

Ebel does not comply with all the formal requirements regarding documentation as per the SFAS 133 to meet the definition of hedging. As a result, effective January 1, 2001, all derivative instruments held by Ebel would be recorded at their fair value. Changes in fair value of all derivative instruments would be recognized in earnings.

The adoption of SFAS 133 effective January 1, 2001 had a non-significant effect.

e)   Tax losses carried forward and deferred taxes

Deferred taxes are included on the above adjustments to conform to US GAAP.

Ebel's policy for accounting for income taxes is substantially in accordance with SFAS 109 `Accounting for income taxes'. However, under French GAAP, deferred tax assets arising from tax losses are not recognized when their recovery is deemed not probable.

Under US GAAP, deferred income tax assets on tax losses carried forward would have been recorded, but would have been completely offset by recorded valuation allowances.

f) Comprehensive income


Comprehensive income is not a concept addressed by French GAAP. Under US GAAP, in accordance with SFAS No. 130 Reporting Comprehensive Income, comprehensive income would include all non-owner changes in stockholders' equity.

Under US GAAP, comprehensive income would include, in addition to net income:

-    movements in cumulative translation adjustment;
- unrealized gains or losses, net of tax effect on available-for-sale securities, until realized (except for the net effects of other-than-temporary declines in fair value below the cost basis, which would be charged to the statement of income);


                                                                            -30-
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==================================                           [EBEL LOGO OMITTED]


- movements in fair value of the derivative instruments designated as cash-flow hedges;
- equity adjustments for additional minimum pension liability not charged to the statement of income yet.


26.2 Conversion to US GAAP

The effects of differences between accounting principles adopted by Ebel and those generally accepted in the United States are presented on a gross basis with a separate adjustment for taxes as follows:

26.2.1 Adjustments to net income / (loss)

----------------------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                     NOTES                2003              2002            2001
----------------------------------------------------------------------------------------------------------------------------------
Net income / (loss), as reported for French GAAP                                     (138,255)          (16,180)           (7,979)

US GAAP adjustments

Brand amortization                                                  26.1.a             16,017                --            (2,610)
Reorganizing costs                                                  26.1.c             (4,187)          (10,045)          (17,597)
Derivatives                                                         26.1.d                190               (94)              507
Others                                                                                   (133)             (356)             (359)
Deferred taxes                                                                         19,742                25               406
                                                                                --------------------------------------------------
Net income / (loss), as adjusted for US GAAP                                         (106,626)          (26,650)          (27,632)
----------------------------------------------------------------------------------------------------------------------------------

Other comprehensive income
Foreign currency translation                                                           (3,109)            3,067              (847)
                                                                                --------------------------------------------------
Comprehensive income / (loss)                                                        (109,735)          (23,583)          (28,479)
----------------------------------------------------------------------------------------------------------------------------------


26.2.2 Adjustments to Income / (loss) from operations

----------------------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                     NOTES                2003              2002              2001
----------------------------------------------------------------------------------------------------------------------------------
Income / (loss) from operations, as reported for French GAAP                          (15,989)          (13,145)           (4,757)

US GAAP adjustments

Reclassification from other income or expenses                        18             (120,333)           (1,001)            1,267
Brand depreciation                                                  26.1.a             16,017                --            (2,610)
Reorganizing costs                                                  26.1.c             (4,187)          (10,045)          (31,569)
Others                                                                                   (133)             (356)             (359)
                                                                                --------------------------------------------------
Income / (loss) from operations, as adjusted for US GAAP                             (124,625)          (24,547)          (38,028)
----------------------------------------------------------------------------------------------------------------------------------


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26.2.3 Adjustments to combined net worth

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Other
YEAR ENDED DECEMBER 31, 2003                            Funds allocated      Net          Retained      comprehensive     Combined
(EUR thousands)                             NOTES         by the owner    income/(loss)   earnings          income        net worth
-----------------------------------------------------------------------------------------------------------------------------------
As reported for French GAAP                                131,055        (138,255)        (22,661)         (1,066)        (30,927)

US GAAP adjustments

Brand amortization                         26.1.a               --          16,017          (5,426)           (303)         10,288
Brand gross value                          26.1.c               --              --         (10,053)           (236)        (10,289)
Reorganizing costs                         26.1.c               --          (4,187)          2,062           2,125              --
Derivatives                                26.1.d               --             190             413              --             603
Others                                                          --            (133)         (1,681)             --          (1,814)
Deferred taxes                                                  --          19,742         (18,706)         (1,151)           (115)
                                                    -------------------------------------------------------------------------------
As adjusted for US GAAP                                    131,055        (106,626)        (56,052)           (631)        (32,254)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Other
YEAR ENDED DECEMBER 31, 2002                            Funds allocated      Net          Retained      comprehensive     Combined
(EUR thousands)                             NOTES         by the owner    income/(loss)   earnings          income        net worth
-----------------------------------------------------------------------------------------------------------------------------------
As reported for French GAAP                                 112,290        (16,180)         (6,481)          3,527          93,156

US GAAP adjustments

Brand amortization                         26.1.a                --             --          (5,426)           (306)         (5,732)
Brand gross value                          26.1.c                --             --         (10,053)           (984)        (11,037)
Reorganizing costs                         26.1.c                --        (10,045)         12,107           2,322           4,384
Derivatives                                26.1.d                --            (94)            507              --             413
Others                                                           --           (356)         (1,345)             --          (1,701)
Deferred taxes                                                   --             25         (18,724)         (2,081)        (20,780)
                                                    -------------------------------------------------------------------------------
As adjusted for US GAAP                                     112,290        (26,650)        (29,415)          2,478          58,703
-----------------------------------------------------------------------------------------------------------------------------------


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
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Other
YEAR ENDED DECEMBER 31, 2001                            Funds allocated      Net          Retained      comprehensive     Combined
(EUR thousands)                             NOTES         by the owner    income/(loss)   earnings          income        net worth
-----------------------------------------------------------------------------------------------------------------------------------
As reported for French GAAP                                 111,332         (7,979)          1,498            (188)        104,663

US GAAP adjustments

Brand depreciation                         26.1.a                --         (2,610)         (2,816)           (113)         (5,539)
Brand gross value                          26.1.c                --             --         (10,053)           (757)        (10,810)
Reorganizing costs                         26.1.c                --        (17,597)         29,704           2,123          14,230
Derivatives                                26.1.d                --            507              --              --             507
Others                                                           --           (359)         (1,006)             --          (1,365)
Deferred taxes                                                   --            406         (19,122)         (1,654)        (20,370)
                                                    -------------------------------------------------------------------------------
As adjusted for US GAAP                                     111,332        (27,632)         (1,795)           (589)         81,316
-----------------------------------------------------------------------------------------------------------------------------------


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26.2.4 Adjustments to the cash-flow statement

Under French GAAP, cash equivalents as presented in the statement of cash-flows are net of bank overdrafts and credit balances of cash pooling with LVMH and its subsidiaries, and include certain available-for-sale securities and unrestricted time deposits over 3 months. Adjustments required to conform to the US GAAP are presented below:

----------------------------------------------------------------------------------------------------------------------
(EUR thousands)                                                                   2003            2002          2001
----------------------------------------------------------------------------------------------------------------------
Net cash flows - operating acitivites - French & US GAAP                       (20,125)        (17,680)       (34,473)

Net cash flows - investing activities - French GAAP & US GAAP                     (357)         (1,960)         1,103

Net cash flows - financing activities - French GAAP                             18,719         (17,763)        18,321
     Bank overdrafts                                                                (6)           (270)          (847)
     Cash pooling accounts due to LVMH and its subsidiairies                     2,972          26,842         22,840

Net cash flows - financing activities - US GAAP                                 21,685           8,809         40,314

Effect of exchange rate changes - French GAAP                                    3,219             990            136
     Bank overdrafts                                                                (1)              3             14
     Cash pooling accounts due to LVMH and its subsidiairies                    (3,617)             93            421

Effect of exchange rate changes - US GAAP                                         (399)          1,086            571

Cash & cash equivalents at beginning of the year - French GAAP                 (45,964)         (9,551)         5,362
     Bank overdrafts                                                                11             278          1,111
     Cash pooling accounts due to LVMH and its subsidiairies                    50,196          23,261                        -

Cash & cash equivalents at beginning of the year - US GAAP                       4,243          13,988          6,473

Cash & cash equivalents at year end - French GAAP                              (44,508)        (45,964)        (9,551)
     Bank overdrafts                                                                 4              11            278
     Cash pooling accounts due to LVMH and its subsidiairies                    49,551          50,196         23,261

Cash & cash equivalents at year-end - US GAAP                                    5,047           4,243         13,988

----------------------------------------------------------------------------------------------------------------------


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26.3 Additional information with respect to US GAAP - New accounting standards

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). This Statement, which is effective for exit or disposal activities initiated after December 31, 2002, addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 requires companies to record a liability for costs associated with an exit or disposal activity in the period in which the liability is incurred. This differs from current practice, which requires the liability to be recognized at the date of commitment. The adoption of SFAS 146 did not have a material impact on the combined financial statements of Ebel business.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others" (FIN 45). FIN 45 sets forth the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The disclosure provisions of FIN 45 are effective for financial statements of annual periods that end after December 15, 2002. The initial recognition and measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material impact on the combined financial statements of Ebel business.

 In November 2002, the EITF reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21). This pronouncement provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Ebel business does not believe this EITF will have significant impact on its combined financial statements.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"). The primary objectives of FIN 46 were to provide guidance on the identification of entities for which control is achieved through means other than through voting rights and how to determine when and which business enterprise should consolidate the variable interest entity ("VIE").

In December 2003, the FASB published a revision to FIN 46 ("FIN 46R"), resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on FIN 46 or FIN 46R. However, FIN 46R must be applied no later than the end of the first reporting period that ends after March 15, 2004. VIEs created after January 1, 2004 must be accounted for under FIN 46R. Special Purpose Entities ("SPEs") created prior to February 1, 2003 may be accounted for under FIN 46 or FIN 46 Revised's provisions no later than the fourth quarter of fiscal 2003. Non-SPEs created prior to February 1, 2003, should be accounted for under FIN 46 Revised's provisions no later than the end of the first reporting period that ends after March 15, 2004.

FIN 46R requires consolidation of VIEs by business enterprises considered to be the primary beneficiary of the VIE. The primary beneficiary of a VIE is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are ownership, contractual, or other pecuniary interests in an entity. The primary beneficiary is required to consolidate the assets, liabilities, and results of the activities of the VIE. FIN 46R requires additional disclosures relating to transactions involving VIEs to be made by primary beneficiaries and enterprises holding significant variable interests in VIEs.

The Ebel business has not identified any variable interests in VIEs that would require consolidation under FIN 46R and believes the application of FIN 46R will not have any effect on its combined financial statements.


                                                                            -35-